Exhibit 99.1

For further information, contact Jeff Hopson Senior Vice President, Investor Relations (636) 736-7000

FOR IMMEDIATE RELEASE

REINSURANCE GROUP OF AMERICA TO HOST INVESTOR DAY

ST. LOUIS, February 3, 2014 – Reinsurance Group of America, Incorporated (NYSE:RGA) will host a conference for institutional investors and analysts at the Grand Hyatt Hotel in New York City on Tuesday, May 20, 2014, from 8:30 a.m. to 12:30 p.m. Eastern Time. Additional details, including live audio webcast information, will be provided closer to the date of the event.

Reinsurance Group of America, Incorporated is among the largest global providers of life reinsurance, with operations in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Malaysia, Mexico, the Netherlands, New Zealand, Poland, Singapore, South Africa, South Korea, Spain, Taiwan, the United Arab Emirates, the United Kingdom and the United States. Worldwide, the company has approximately $2.9 trillion of life reinsurance in force, and assets of $39.7 billion.

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